MEMORANDUM OF UNDERSTANDING

To: Frank Lao, Galaxy Payroll, Galaxy Payroll Services Limited, with an office and place of business at 21/F, CMA Building, 64 Connaught Road, Central, Hong Kong. (hereinafter referred to as ("Galaxy"))

From: JP Gooch, SafeGuard World International, SafeGuard World International LLC, with an office at 8020 Arco Corporate Drive, Suite 104, Raleigh, NC, 27617 USA (hereinafter referred to as ("SGWI"))

Date: 2013.03.13

RE: Provision of Payroll Services in *China, Hong Kong & Macao*

The Memorandum of Understanding (MOU) is to set forth the key components of the arrangement between SGWI and Supplier in the provision of Services (as defined herein) for SGWI client.

1. **Supplier Services.** "Services" shall be defined as those services, efforts and responsibilities identified in Exhibit 1 to this MOU. Supplier agrees to perform all Services in accordance with the scheduled dates and times as mutually agreed by Supplier and SGWI. All Services will be performed by skilled individuals in a quality and workmanlike manner.

2. **Fees and Payment.**

a. Supplier shall issue an invoice to SGWI in accordance with the pricing and payment schedule attached as Exhibit 2 to this MOU. The invoice should provide details of the locations where the Services are to be performed, total Charge, valid reference number and applicable taxes.

b. Prices not included within Exhibit 2 must be supported by relevant documentation showing express agreement by both parties to scope and pricing.

c. SGWI shall pay all undisputed invoices for Services sixty (60) days after receipt of invoice, through a bank transfer (or other payment method as mutually agreed to by the Parties). Payment shall be made by SGWI to the Supplier in GBP, EUR or USD.

d. SGWI will conduct a detailed discovery process with SGWI Client and provide to Supplier critical components of payroll such as legal entities, pay items definitions, variable compensation components, interface requirements and other nuances of payroll at a country and regional level.

e. Pricing may be subject to change following identification of further requirements.

f. The fees indicated are for a single payroll run in each country and includes all in country statutory filings and Year End Processing as a standard.

g. Monthly fees are charged based on the total employee number in the Monthly Master Payroll Report or at base fee, whichever is greater.

h. Parallel Runs - one Parallel Payroll run is included during the Implementation Process. The parallel is the proof point that the implementation is setup correctly

i. The employees for which this pricing is being provided are local employees; not expatriates. Note Expat services can be provided but payslip pricing has not been delivered on that basis. Any Expat Tax consulting work is out of scope.

j. Any international or domestic travel required and as part of transition will be charged at actual to SGWI and estimates for this travel will be provided in advance. Also: (1) all travel must be pre-approved; and (2) all travel must adhere to the SGWI Client's business policies.

k. Currency Fluctuation - Any fluctuations in the exchange rate will be adjusted in the invoicing to protect the local currency realization.

l. Supplier shall work in accordance to SGWI Secure File Transfer Protocol (SFTP).

3. **Confidential Information.**

a. Galaxy will keep and maintain all Confidential Information in strict confidence and will protect Confidential Information with at least the same degree of care (and in any event no less than reasonable care) that it uses to protect Galaxy's own confidential information. Galaxy will limit access to and use or disclosure of the Confidential Information to Galaxy employees authorized to provide Services who have a need to know.

b. Any Confidential Information processed on a SGWI Clients behalf shall be kept distinct and separate from any other database or documents in Supplier's possession, including any other SGWI Clients, shall be maintained in confidence in accordance with this section, and shall be used only for the purposes of providing the Services and complying with Supplier's obligations under this Agreement.

c. Supplier will not use or copy any Confidential Information, or remove any Confidential Information from premises designated by SGWI and/or SGWI Client for such use, except to the extent necessary to carry out the purposes of this Agreement and the applicable Statement of Work.

d. Supplier will return all Confidential Information to SGWI or the applicable SGWI Client upon request. Supplier will cause all Supplier Resources and Supplier's other agents, subcontractors and representatives to comply with the same restrictions on disclosure and use of Confidential Information as are applicable to Supplier hereunder. Galaxy will return all Confidential Information to SGWI or the applicable SGWI Client upon request.

e. Upon completion or termination of the Services, Galaxy will return to SGWI and/or the applicable SGWI Client, all documents or other materials in whatever form that contain Confidential Information, destroy all copies thereof, and certify to SGWI, in writing, that all copies of such materials have been destroyed in accordance with SGWI and/or SGWI Client requirements as provided to Galaxy.

f. Supplier will cause all Supplier Resources and Supplier's other agents, subcontractors and representatives to comply with the same restrictions on disclosure and use of Confidential Information as are applicable to Supplier hereunder. Confidential Information includes all information, in any form, furnished or made available directly or indirectly to Supplier or Supplier Resources by SGWI and/or SGWI Clients orally or in writing (including electronic format), that relates in any way to SGWI and/or SGWI Clients; their respective existing or former employees or participants; existing, former or potential customers; financial information of SGWI and/or SGWI Clients (including without limitation any pricing) or other third parties with whom SGWI and/or SGWI Clients have a business relationship. Confidential Information includes any and all personally identifiable information or information from which an individual could be identified. Confidential Information will also include any information that should reasonably be considered to be confidential and/or proprietary to SGWI and/or any SGWI Client in the normal course of business.

4. **Term and Termination.**

a. This MOU shall be in effect for an initial term of 1 year commencing on the Effective Date and shall continue thereafter until such time as Supplier and SGWI enter into a Master Services Agreement, under which the terms of this MOU may be incorporated as a Statement of Work or as otherwise terminated as provided below (the "Term").

b. At any time during the Term, either party may terminate this MOU immediately (unless a different time period is expressly contemplated below) by written notice to the other if the other party commits any material breach of any of the provisions of this MOU, or in the case of a breach capable of remedy, if the other party fails to remedy the same within fifteen (15) business days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied, or if the breach if of a nature that it cannot be reasonably remedied within 15 business days, then if the other party fails to commence to remedy such breach within such 15 business days or thereafter fails to proceed diligently to remedy such breach.

c. After the Initial Term, either party shall be entitled to terminate this MOU by providing to the other at least ninety (90) days prior written notice of termination.
d. Upon termination of this MOU for any reason (including termination caused by a breach of this MOU), if requested by SGWI, Supplier shall cooperate fully with and will provide all reasonable assistance (in a manner that is competent both in terms of performance and speed of response) to SGWI and any replacement sub-contractors for the Service (if any) to effect a smooth expeditious transfer of the Service to SGWI or such replacement sub-contractors. Such assistance shall include, if required by SGWI, continuing the Service for such reasonable period (which shall be as minimal as reasonably possible subject to a maximum of fifteen (15) months) as SGWI considers necessary, subject to payment of the Fees to the Supplier during such period.

5. **Other Terms**. Exhibit 3 to this MOU included additional terms and conditions applicable to Supplier's provision of Services in accordance with this engagement.

6. Change request forms. Exhibit 4 to this MOU provides a Change Request Form to be used when work is to be completed and invoiced that is outside the scope agreed to in the Statement of Work (Exhibit 1).

(Document continued)

The terms of this MOU are AGREED AND ACCEPTED as confirmed by the following signatures:

Supplier SafeGuard World International Ltd

By: [signature]	By:
Name: JP Gooch	Name:
Title: Global Supply Chain Mgr	Title:
*Date: June 12, 2013	*Date:

Supplier: Galaxy Payroll Services Limited

By: [signature]

Name: Frank Lao

Title: Managing Director .

*Date: 2013.05.20

*The latter executed signature date shall be deemed the "Effective Date".